UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2011

TELESTONE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32503	84-1111224
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

(Address of principal executive offices)

Floor 10, China Ruida Plaza
No. 74 Lugu Road
Shi Jingshan District
Beijing, People’s Republic of China 100040

Registrant’s telephone number, including area code (86)-10-6860-8335

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2011, Telestone Technologies Corporation (the “Company”) entered into an agreement to acquire 100% of Sichuan Ruideng Telecom Corporation (the “Agreement”). Under the terms of the Agreement, the Company will pay consideration consisting of cash and stock with a total value of approximately $18,000,000. Sichuan Ruideng Telecom Corporation is a company engaged in telecom network construction and system-integration services. The Company believes that the acquisition will help the Company with its business expansion strategy in the southwestern China market.

Item 3.02 Unregistered Sales of Securities.

In connection with the Agreement the Company will issue up to an aggregate 1.8 million shares of common stock of the Company, par value $0.001 (the “Securities”). An amount of 900,000 shares of the Securities is subject to adjustment pending the achievement of certain milestones.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELESTONE TECHNOLOGIES CORPORATION

Dated: November 14, 2011	By:	/s/ Han Daqing
	Name:	Han Daqing
	Title:	Chief Executive Officer